EXHIBIT 11


                            CORNELL CORRECTIONS, INC.
                 Statement Re: Computation of Per Share Earnings
                     (in thousands except per share amounts)

                                                                           THREE MONTHS ENDED SEPTEMBER 30,
                                                            ---------------------------------------------------------
                                                                      1999                            1998
                                                            -------------------------       -------------------------
                                                              BASIC          DILUTED          BASIC         DILUTED
                                                            --------        ---------       ---------      ----------
Net Earnings ........................................       $  2,287        $  2,287        $  1,596        $  1,596
                                                            ========================        ========================
Shares used in computing net earnings per share:
    Weighted average common shares and
      common share equivalents ......................         10,137          10,137          10,096          10,096


    Less treasury shares ............................           (697)           (697)           (563)           (563)

    Effect of shares issuable under stock options
      and warrants based on the treasury stock method           --               210            --               193
                                                            ------------------------        ------------------------
                                                               9,440           9,650           9,533           9,726
                                                            ------------------------        ------------------------

 Net earnings per share .............................       $   0.24        $   0.24        $   0.17        $   0.16
                                                            ========================        ========================


                                                                          NINE MONTHS ENDED SEPTEMBER 30,
                                                            ---------------------------------------------------------
                                                                       1999                           1998
                                                            -------------------------       -------------------------
                                                              BASIC          DILUTED          BASIC         DILUTED
                                                            ---------       ---------       ---------      ----------
Net Earnings ........................................       $  2,554        $  2,554        $  4,135        $  4,135
                                                            ========================        ========================
Shares used in computing net earnings per share:
    Weighted average common shares and
      common share equivalents ......................         10,126          10,126          10,008          10,008


    Less treasury shares ............................           (697)           (697)           (558)           (558)

    Effect of shares issuable under stock options
      and warrants based on the treasury stock method           --               244            --               447
                                                            ------------------------        ------------------------
                                                               9,429           9,673           9,450           9,897
                                                            ------------------------        ------------------------

 Net earnings per share .............................       $   0.27        $   0.26        $   0.44        $   0.42
                                                            ========================        ========================
